UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2000


                          Umpqua Holdings Corporation
            ------------------------------------------------------
            (Exact Name of Registrant as specified in its charter)

Oregon                            000-25597              93 - 1261319
-----------------                ------------          -------------------
(State or other                  (Commission            (IRS Employer
jurisdiction                     File Number)          Identification No.)
of incorporation)

445 S.E. Main Street, Roseburg, Oregon                                 97470
-------------------------------------                                 --------
Address of Principal Executive Office                                 Zip Code


Registrant's telephone number including area code:  541-440-3961

(Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets

     On December 1, 2000, the registrant completed a previously announced merger with VRB Bancorp pursuant to an Agreement and Plan of Reorganization (the "Merger Agreement"), dated August 14, 2000, by and among Umpqua Holdings Corporation, its wholly owned banking subsidiary South Umpqua Bank, VRB Bancorp and its wholly owned banking subsidiary, Valley of the Rogue Bank. Pursuant to the Merger Agreement and a related Plan of Merger, the registrant acquired all of the outstanding shares of VRB Bancorp in exchange for newly issued shares of the registrant's common stock. Each outstanding share of VRB common stock was converted into the right to receive 0.8135 share of the registrant's common stock, with cash paid in lieu of fractional shares. Approximately 6,767,978 shares of the registrant's common stock were issued in the transaction.

Item 7.  Financial Statements and Exhibits

     (a)  Financial statements of business acquired.

     The financial statements of VRB Bancorp called for by this Item 7(a) are included in this report beginning immediately following the signature page.

     (b)  Pro Forma Financial Information

     The pro forma financial information called for by this Item 7(b) are included in this report immediately following the financial statements of VRB Bancorp called for by Item 7(a).

     (c)  Exhibits.

     The following exhibits are being filed herewith and this list shall constitute the exhibit index:

      Exhibit
      -------

         2 Agreement and Plan of Reorganization, incorporated by reference to the definitive proxy statement filed under Schedule 14A by the registrant on October 26, 2000

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    UMPQUA HOLDINGS CORPORATION
                                          (Registrant)


Date:  December 15, 2000            By: /s/  Daniel A. Sullivan
                                        --------------------------------------
                                        Daniel A. Sullivan
                                        Senior Vice President and Chief
                                        Financial Officer

                         CONSOLIDATED BALANCE SHEETS

                                                                                           December 31,
                                                                    September 30,  ------------------------------
                                                                        2000           1999            1998
                                                                    -------------  --------------  --------------
                                                                     (unaudited)
ASSETS
Cash and due from banks                                             $ 17,772,137    $ 17,086,676    $ 14,513,570
Interest-bearing deposits with other banks                             9,900,000       1,600,000       3,100,000
Federal funds sold                                                     2,500,000               -      23,000,000
                                                                    -------------  --------------  --------------
Total cash and cash equivalents                                       30,172,137      18,686,676      40,613,570
                                                                    -------------  --------------  --------------
Held-to-maturity securities:
State and municipal subdivisions                                      17,059,136      18,010,109      17,454,188
                                                                    -------------  --------------  --------------
Available-for-sale securities:
U.S. Treasuries and agencies                                          54,662,559      54,755,835      57,070,000
Collateralized mortgage obligations and other investments                106,161         134,146         193,631
                                                                    -------------  --------------  --------------
Total available-for-sale securities                                   54,768,720      54,889,981      57,263,631
                                                                    -------------  --------------  --------------
Federal Home Loan Bank stock                                           1,992,500       1,898,800       1,765,220
                                                                    -------------  --------------  --------------
Loans held-for-sale                                                      794,188       1,182,951               -
                                                                    -------------  --------------  --------------
Loans, net of allowance for loan losses and unearned income          222,904,374     196,818,024     175,188,200
Premises and equipment, net of accumulated
depreciation and amortization                                          8,097,217       7,797,420       6,499,131
Goodwill, net of amortization                                          8,263,783       8,798,661       9,511,831
Other real estate owned                                                        -               -          51,161
Accrued interest and other assets                                      3,726,295       3,421,075       2,870,121
                                                                    -------------  --------------  --------------
Total assets                                                        $ 347,778,350  $ 311,503,697   $ 311,217,053
                                                                    =============  ==============  ==============
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
Demand deposits                                                     $ 84,760,500    $ 74,804,533    $ 72,134,186
Interest-bearing demand deposits                                     121,567,225     119,569,318     110,900,199
Savings deposits                                                      22,909,317      23,512,119      24,269,197
Time deposits                                                         80,500,571      58,479,936      66,818,719
                                                                    -------------  --------------  --------------
Total deposits                                                       309,737,613     276,365,906     274,122,301
Borrowed funds                                                                                                 -
                                                                    -------------  --------------  --------------
Accrued interest and other liabilities                                 2,455,578       1,528,447       1,859,297
                                                                    -------------  --------------  --------------
Total liabilities                                                    312,193,191     277,894,353     275,981,598
                                                                    -------------  --------------  --------------
Commitments and contingencies (Note 12)
Shareholders' equity
Preferred stock, voting, $5 par value; 5,000,000 shares
authorized and unissued                                                        -               -               -
Preferred stock, nonvoting, $5 par value; 5,000,000
shares authorized and unissued                                                 -               -               -
Common stock, no par value, 30,000,000 shares authorized
with 8,301,361, 8,303,596 and 8,694,286 issued and outstanding
at June 30, 2000, December 31, 1999 and 1998, respectively            18,747,003      18,699,060      21,583,869
Retained earnings                                                     17,991,587      16,428,287      13,590,957
Accumulated other comprehensive (loss) income, net of taxes           (1,153,431)     (1,518,003)         60,629
                                                                    -------------  --------------  --------------
Total shareholders' equity                                            35,585,159      33,609,344      35,235,455
                                                                    -------------  --------------  --------------
Total liabilities and shareholders' equity                          $ 347,778,350  $ 311,503,697   $ 311,217,053
                                                                    =============  ==============  ==============


See accompanying notes to consolidated financial statements.

          CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

                                                       NINE MONTHS ENDED         YEARS ENDED DECEMBER 31,
                                                         SEPTEMBER 30,
                                                 ----------------------------------------------------------------------------
                                                     2000           1999           1999            1998            1997
                                                 -------------  -------------  --------------  --------------  --------------
                                                 (unaudited)

INTEREST INCOME
Interest and fees on loans                       $ 14,459,991   $ 12,868,231    $ 17,345,427    $ 19,099,960    $ 11,443,683
Interest on investment securities
   held-to-maturity:
State and municipal subdivisions                      682,828        696,139         929,551         945,018         944,226
Interest on investment securities
   available-for-sale:
U.S. Treasuries and agencies                        2,513,693      2,494,418       3,340,584       1,648,543       1,336,882
Collateralized mortgage obligations and
other investments                                      99,710        106,628           8,721          27,624          78,310
Federal Home Loan Bank stock dividends                                               133,792         137,720          88,500
Federal funds sold                                     15,470        525,376         683,822       1,537,913         655,746
Interest on deposits in banks                          96,411        190,087         251,678         514,895         407,337
                                                 -------------  -------------  ----------------------------------------------
Total interest income                              17,868,103     16,880,879      22,693,575      23,911,673      14,954,684
                                                 -------------  -------------  ----------------------------------------------
INTEREST EXPENSE
Interest-bearing demand deposits                    2,565,866      2,260,614       3,095,169       3,210,401       2,414,951
Savings deposits                                      350,765        365,940         486,210         523,341         336,830
Time deposits                                       2,475,632      2,135,765       2,831,771       3,932,290       1,309,999
Other borrowings                                      153,253              -               -           4,490               -
                                                 -------------  -------------  ----------------------------------------------
Total interest expense                              5,545,516      4,762,319       6,413,150       7,670,522       4,061,780
                                                 -------------  -------------  ----------------------------------------------
NET INTEREST INCOME                                12,322,587     12,118,560      16,280,425      16,241,151      10,892,904
PROVISION FOR LOAN LOSSES                                   -              -               -               -         250,000
                                                -------------  -------------  ----------------------------------------------
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES                                    12,322,587     12,118,560      16,280,425      16,241,151      10,642,904
                                                 -------------  -------------  ----------------------------------------------
NON-INTEREST INCOME
Service charges on deposit accounts                 1,097,230        958,448       1,300,921       1,294,878       1,019,786
Other operating income                                760,791        541,389         754,731         846,102         650,853
                                                 -------------  -------------  ----------------------------------------------
Total non-interest income                           1,858,021      1,499,837       2,055,652       2,140,980       1,670,639
                                                 -------------  -------------  ----------------------------------------------

NON-INTEREST EXPENSES
Salaries and benefits                             $ 4,775,768    $ 4,682,709     $ 6,317,618     $ 5,984,912     $ 4,120,469
Net occupancy                                       1,114,644        924,943       1,157,013       1,024,860         813,915
Amortization of goodwill                              563,634        565,038         713,170         739,616         110,299
Communications                                        341,388        333,533         452,014         386,461         239,721
Data processing                                       187,315        254,345         325,376         306,499         181,460
Supplies                                              187,244        191,676         267,454         289,675         230,255
Advertising                                           250,686        282,356         293,889         260,454         247,668
Professional fees                                     118,859        152,364         192,401         266,446         180,658
FDIC insurance premium                                 41,545         22,956          30,603          47,270          18,201
Merger related expenses                               217,786
Other expenses                                        558,024        374,061         814,906       1,183,255         730,278
                                                 -------------  -------------  --------------  --------------  --------------
Total non-interest expenses                         8,356,893      7,783,981      10,564,444      10,489,448       6,872,924
                                                 -------------  -------------  --------------  --------------  --------------
INCOME BEFORE INCOME TAXES                          5,823,715      5,834,416       7,771,633       7,892,683       5,440,619
PROVISION FOR INCOME TAXES                          2,267,525      2,198,250       2,883,250       2,966,000       1,737,000
                                                 -------------  -------------  --------------  --------------  --------------
NET INCOME                                        $ 3,556,190    $ 3,636,166     $ 4,888,383     $ 4,926,683     $ 3,703,619
                                                 =============  =============  ==============  ==============  ==============
OTHER COMPREHENSIVE INCOME
Unrealized gain (loss) on securities, net of tax:
Unrealized holding gain (loss) arising during
period                                                                            (1,578,632)         12,087          (2,964)
Reclassification adjustment for gain included
in net income                                               -              -               -               -          (4,283)
                                                 -------------  -------------  --------------  --------------  --------------
Other comprehensive income (loss)                    (132,564)    (1,052,330)     (1,578,632)         12,087          (7,247)
                                                 -------------  -------------  --------------  --------------  --------------
COMPREHENSIVE INCOME                              $ 2,325,641    $ 1,376,266     $ 3,309,751     $ 4,938,770     $ 3,696,372
                                                 =============  =============  ==============  ==============  ==============
EARNINGS PER COMMON AND
COMMON EQUIVALENT SHARE
Basic                                                  $ 0.43         $ 0.42          $ 0.57          $ 0.57          $ 0.48
                                                 =============  =============  ==============  ==============  ==============
Diluted                                                $ 0.43         $ 0.42          $ 0.57          $ 0.56          $ 0.48
                                                 =============  =============  ==============  ==============  ==============

See accompanying notes to consolidated financial statements.

          CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY


                                                Number of         Common         Retained       Accumulated        Total
                                                 Common           Stock          Earnings          Other       Shareholders'
                                                 Shares                                        Comprehensive      Equity
                                                                                               Income (Loss)
                                              --------------  --------------- ---------------  --------------  --------------
BALANCE, December 31, 1996                        3,574,682      $ 9,480,330    $ 10,652,015        $ 55,789    $ 20,188,134
Stock options exercised
(February to August 1997)                            17,475           85,230               -               -          85,230
2 for 1 stock split
(September 10, 1997)                              3,592,157                -               -               -               -
Stock options exercised
(September to October 1997)                           6,430           26,152               -               -          26,152
Income tax benefit from stock
options exercised                                         -           86,896               -               -          86,896
Cash dividend ($.14 per share,
paid October 31, 1997)                                    -                -      (1,006,333)              -      (1,006,333)
Stock offering (November 1997)                    1,150,000        8,784,104               -               -       8,784,104
Net income and comprehensive loss                         -                -       3,703,619          (7,247)      3,696,372
                                              --------------  --------------- ---------------  --------------  --------------
BALANCE, December 31, 1997                        8,340,744       18,462,712      13,349,301          48,542      31,860,555
Stock options exercised
(March to September 1998)                            19,410           50,128               -               -          50,128
Income tax benefit from stock
options exercised                                         -           60,500               -               -          60,500
Cash dividend ($.20 per share,
paid October 1, 1998)                                     -                -      (1,672,031)              -      (1,672,031)
4% stock dividend (October 1, 1998)                 334,132        3,010,529      (3,010,529)              -               -
Payments for fractional shares
related to stock dividend                                 -                -          (2,467)              -          (2,467)
Net income and comprehensive income                       -                -       4,926,683          12,087       4,938,770
                                              --------------  --------------- ---------------  --------------  --------------
BALANCE, December 31, 1998                        8,694,286       21,583,869      13,590,957          60,629      35,235,455
Stock options exercised March
to December 1999                                     36,179          219,126               -               -         219,126
Cash dividend ($0.12 per share,
paid May 21, 1999 and
October 15, 1999)                                         -                -      (2,051,053)              -      (2,051,053)
Stock repurchased (April to
December 1999)                                     (426,869)      (3,103,935)              -               -      (3,103,935)
Net income and comprehensive loss                         -                -       4,888,383      (1,578,632)      3,309,751
                                              --------------  --------------- ---------------  --------------  --------------
BALANCE, December 31, 1999                        8,303,596       18,699,060      16,428,287      (1,518,003)     33,609,344

                                              --------------  --------------- ---------------  --------------  --------------
Net income and comprehensive loss                                                  3,556,190                       3,556,190
Other Comprehensive Income, net of tax unrealized
  gains on securities arising  during this period.                                                   364,572         364,572
Stock options exercised                              13,837           97,197               -                          97,197
Cash dividend ($0.12) per share, declared
March 30, and September 25, 2000                          -                -      (1,992,890)              -      (1,992,890)
Stock repurchased                                    (8,000)         (49,254)              -               -         (49,254)
BALANCE, September 30, 2000 (unaudited)           8,309,433     $ 18,747,003    $ 17,991,587    $ (1,153,431)   $ 35,585,159
                                              ==============  =============== ===============  ==============  ==============


See accompanying notes to consolidated financial statements.

                    CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                  Nine Months Ended September 30       Years Ended December 31,
                                                  ----------------------------  ---------------------------------------
                                                     2000           1999           1999          1998         1997
                                                  ------------  --------------  ------------  -----------  ------------
                                                         (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                        $ 3,556,190     $ 3,636,166   $ 4,888,383   $ 4,926,683  $ 3,703,619
Adjustments to reconcile net income to net
cash from operating activities:
Depreciation and amortization                       1,160,665         802,639     1,220,546    1,134,242       392,547
Loss (gain) on sales of assets                              -               -        18,423      (18,931)       (8,429)
Provision for loan losses                                   -               -             -            -       250,000
FHLB stock dividend                                   (93,700)        (99,580)     (133,580)    (137,720)      (88,500)
Deferred taxes                                              -               -      (167,988)      89,269        22,684
Compensation expense - stock options                        -               -        89,763       93,340        57,312
Change in cash due to changes in certain assets
and liabilities:
Net change in accrued interest and other assets      (370,917)        (93,398)      324,277      410,555       215,220
Net change in accrued interest and other liabilities  (70,001)       (400,481)     (313,041)  (1,292,613)      323,300
                                                  ------------  --------------  ------------  -----------  ------------
Net cash from operating activities                  4,182,237       3,845,346     5,926,783    5,204,825     4,867,753
                                                  ------------  --------------  ------------  -----------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from the maturity of held-to-maturity
securities                                            955,000         575,000       575,000    3,425,000       215,000
Purchases of held-to-maturity securities                    -      (1,125,587)   (1,125,587)  (2,371,411)            -
Proceeds from the maturity or sales of
available-for-sale securities                         527,043      10,541,579    10,559,844   33,611,023     3,455,408
Purchases of available-for-sale securities                        (10,500,000)  (10,500,000)  (64,980,969)  (3,000,000)
Net (increase) decrease in loans                  (25,913,881)     (9,423,417)  (22,963,084)  31,608,420   (15,888,096)
Cash paid, net of cash acquired from acquisition            -               -             -   (1,644,499)            -
Sale of credit card portfolio obtained in acquisition       -               -             -      939,583             -
Purchase of premises and equipment                   (688,830)     (1,467,319)   (1,795,106)    (675,541)     (699,013)
Proceeds from the sale of other real estate                 -               -       186,500      420,850             -
Proceeds from the sale of premises and equipment            -               -         8,585            -         2,600
                                                  ------------  --------------  ------------  -----------  ------------
Net cash from investing activities                (25,120,668)    (11,399,744)  (25,053,848)     332,456   (15,914,101)
                                                  ------------  --------------  ------------  -----------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES
Net increase (decrease) in deposits                33,371,707       6,293,905     2,243,605   (6,930,019)   17,607,889
Net borrowing                                                               -             -            -             -
Proceeds from public stock offering, net of            97,197         131,619
expenses                                                    -               -             -            -     8,784,104
Cash dividends and fractional share payments         (995,758)     (1,046,126)   (2,051,053)  (1,674,498)   (1,006,333)
Cash received from exercise of common stock
options                                                                             111,554       36,517        88,068
Repurchase of common stock                            (49,254)     (2,413,716)   (3,103,935)           -             -
                                                  ------------  --------------  ------------  -----------  ------------
Net cash from financing activities                 32,423,892       2,965,682    (2,799,829)  (8,568,000)   25,473,728
                                                  ------------  --------------  ------------  -----------  ------------

NET INCREASE (DECREASE) IN CASH AND CASH
EQUIVALENTS                                        11,485,461      (4,588,716)  (21,926,894)  (3,030,719)   14,427,380
CASH AND CASH EQUIVALENTS, beginning of period     18,686,676      40,613,570    40,613,570   43,644,289    29,216,909
                                                  ------------  --------------  ------------  -----------  ------------
CASH AND CASH EQUIVALENTS, end of period          $ 30,172,137   $ 36,024,854   $ 18,686,676  $ 40,613,570 $ 43,644,289
                                                  ============  ==============  ============  ===========  ============
SUPPLEMENTAL SCHEDULE OF CASH FLOW
INFORMATION
Cash paid for interest                            $ 5,462,509     $ 4,843,138   $ 6,486,065   $ 7,464,255  $ 4,048,741
                                                  ============  ==============  ============  ===========  ============
Cash paid for taxes                               $ 2,005,000     $ 2,206,100   $ 2,944,100   $ 2,805,000  $ 1,320,994
                                                  ============  ==============  ============  ===========  ============
SCHEDULE OF NONCASH ACTIVITIES
Stock dividends declared                                  $ -             $ -           $ -   $ 3,010,529          $ -
                                                  ============  ==============  ============  ===========  ============
Transfer of loan balances to other real estate            $ -             $ -     $ 150,309    $ 453,079           $ -
                                                  ============  ==============  ============  ===========  ============
Unrealized gain (loss) on available-for-sale
securities, net of tax                              $ 364,572    $ (1,106,087)  $ (1,578,632)   $ 12,087      $ (7,247)
                                                  ============  ==============  ============  ===========  ============
Income tax benefit of stock options exercised             $ -             $ -           $ -     $ 60,500      $ 86,896
                                                  ============  ==============  ============  ===========  ============



See accompanying notes to consolidated financial statements.

NOTE 1 -- ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying consolidated financial statements include the accounts of VRB Bancorp (VRB), a bank holding company, and its wholly-owned subsidiary, Valley of the Rogue Bank (the Bank). Substantially all activity of VRB is conducted through its subsidiary bank and all significant intercompany accounts and transactions have been eliminated in the preparation of the consolidated financial statements.

Description of business

The Bank is a state-chartered institution authorized to provide banking services by the State of Oregon. With its headquarters in Rogue River, Oregon, it also has branch operations in Josephine and Jackson County, Oregon. The Bank conducts a general banking business. Its activities include the usual deposit functions of a commercial bank: commercial, real estate, installment, and mortgage loans; checking and savings accounts; automated teller machines (ATM's); collection services; and, safe deposit facilities. Both VRB Bancorp and Valley of the Rogue Bank are subject to the regulations of certain Federal and State agencies and undergo periodic examinations by those regulatory authorities.

Management's estimates and assumption

In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ significantly from those estimates.

Investment securities

The  Bank is  required  to  specifically  identify  under  generally  accepted accounting principles its investment securities as "held-to-maturity," "available-for-sale," or "trading accounts." Accordingly, management has determined that all investment securities held at June 30, 2000 and at December 31, 1999 and 1998, are either "available-for-sale" or "held-to-maturity" and conform to the following accounting policies:

Securities held-to-maturity

Bonds, notes, and debentures for which the Bank has the intent and ability to hold to maturity are reported at cost, adjusted for premiums and discounts that are recognized in interest income using the interest method over the period to maturity.

Securities available-for-sale

Available-for-sale securities consist of bonds, notes, debentures, and certain equity securities not classified as held-to-maturity securities. Securities are generally classified as available-for-sale if the instrument may be sold in response to such factors as: (1) changes in market interest rates and related changes in the security's prepayment risk, (2) needs for liquidity, (3) changes in the availability of and the yield on alternative instruments, and (4) changes in funding sources and terms. Unrealized holding gains and losses, net of tax, on available-for-sale securities are reported as a net amount in a separate component of equity until realized. Fair values for investment securities are based on quoted market prices. Gains and losses on the sale of available-for-sale securities are determined using the specific-identification method.

Declines in the fair value of individual held-to-maturity and available-for-sale securities below their cost that are other than temporary, result in write-downs of the individual securities to their fair value. The related write-downs would be included in earnings as realized losses. Premiums and discounts are recognized in interest income using the interest method over the period to maturity.

Loans, net of allowance for loan losses and unearned income

Loans are stated at the amount of unpaid principal, reduced by an allowance for loan losses and unearned income. Interest on loans is calculated by using the simple-interest method on daily balances of the principal amount outstanding. The allowance for loan losses is established through a provision for loan losses charged to expenses. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluations of the collectibility of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrower's ability to pay. Various regulatory agencies, as an integral part of their examination process, periodically review the Bank's reserve for loan losses. Such agencies may require the Bank to recognize additions to the reserve based on their judgment of information available to them at the time of their examinations.

Loans receivable that will not be repaid in accordance with their contractual terms are measured using a discounted cash flow methodology or the fair value of the collateral for certain loans. Accrual of interest is discontinued on impaired loans when management believes, after considering economic and business conditions, collection efforts, and collateral position that the borrower's financial condition is such that collection of interest is doubtful. When interest accrual is discontinued, all unpaid accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received.

Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment to the yield of the related loan.

Premises and equipment

Premises and equipment are stated at cost, less accumulated depreciation. Depreciation is computed principally by the straight-line method over the estimated useful lives of the assets. Depreciation is based on useful lives of 3 to 25 years on furniture and equipment; 15 to 40 years for buildings and components; and, 15 to 20 years on leasehold improvements.

Other real estate

Real estate acquired by the Bank in satisfaction of debt is carried at the lower of cost or estimated net realizable value. When property is acquired, any excess of the loan balance over its estimated net realizable value is charged to the allowance for loan losses. Subsequent write-downs to net realizable value, if any, or any disposition gains or losses are included in noninterest income and expense.

Goodwill

Goodwill represents the costs in excess of net assets acquired arising principally from the purchase of Colonial Banking Company (see Note 2), and is being amortized over 15 years.

Income taxes

Deferred income tax assets and liabilities are determined based on the tax effects of differences between the book and tax bases of the various balance sheet assets and liabilities. Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

Statement of cash flows

Cash equivalents are generally all short-term investments with a maturity of three months or less. Cash and cash equivalents normally include cash on hand, amounts due from banks, and federal funds sold.

Off-balance-sheet financial instruments

The Bank holds no derivative financial instruments. However, in the ordinary course of business, the Bank enters into off-balance-sheet financial instruments consisting of commitments to extend credit as well as commercial letters of credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they are funded or related fees are incurred or received.

Fair value of financial instruments

The following methods and assumptions were used by the Bank in estimating fair values of financial instruments as disclosed herein:

     Cash and cash equivalents - The carrying amounts of cash and short-term instruments approximate their fair value.

     Held-to-maturity and available-for-sale securities - Fair values for investment securities, excluding restricted equity securities, are based on quoted market prices. The carrying values of restricted equity securities approximate fair values.

     Loans receivable - For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. Fair values for certain mortgage loans (for example, one-to-four family residential), credit card loans, and other consumer loans are based on quoted market prices of similar loans sold in conjunction with securitization transactions, adjusted for differences in loan characteristics. Fair values for commercial real estate and commercial loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for impaired loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.

     Deposit liabilities - The fair values disclosed for demand deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). The carrying amounts of variable-rate, fixed-term money market accounts and certificates of deposit (CDs) approximate their fair values at the reporting date. Fair values for fixed-rate CDs are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

     Short-term borrowings - The carrying amounts of federal funds purchased, borrowings under repurchase agreements, and other short-term borrowings maturing within 90 days approximate their fair values. Fair values of other short-term borrowings are estimated using discounted cash flow analyses based on the Bank's current incremental borrowing rates for similar types of borrowing arrangements.

     Long-term debt - The fair values of the Bank's long-term debt are estimated using discounted cash flow analyses based on the Bank's current incremental borrowing rates for similar types of borrowing arrangements.

     Accrued interest - The carrying amounts of accrued interest approximate their fair values.

     Off-balance-sheet instruments - The Bank's off-balance-sheet instruments include unfunded commitments to extend credit and standby letters of credit. The fair value of these instruments is not considered practicable to estimate because of the lack of quoted market prices and the inability to estimate fair value without incurring excessive costs.

Advertising

Advertising costs are charged to expense during the year in which they are incurred. Advertising expenses were $293,889, $260,454, and $247,668 for the years ended December 31, 1999, 1998, and 1997, respectively.

Stock options

VRB applies Accounting Principles Board Opinion 25 and related interpretations in accounting for its stock option plans. Accordingly, compensation costs are recognized as the difference between the exercise price of each option and the market price of VRB's stock at the date each grant becomes further vested. Accordingly, compensation costs charted to income were $89,673, $93,340, and $57,312 in 1999, 1998, and 1997, respectively. Had compensation for VRB's stock option plans been determined based on the fair value at the grant dates for awards under those plans consistent with the method of Statement of Financial Accounting Standards No. 123, the Bank's net income would have been affected as described in Note 14.

Recently issued accounting standards

In June 1999, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 137 "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133." SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, (collectively referred to as derivatives) and for hedging activities. It requires that VRB recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. If certain conditions are met, a derivative may be specifically designated as (a) a hedge of the exposure to changes in the fair value of a recognized asset or liability or an unrecognized firm commitment
(b) a hedge of the exposure to variable cash flows of a forecasted transaction, or (c) a hedge of the foreign currency exposure of a net investment in a foreign operation, an unrecognized firm commitment, an available-for-sale security, or a foreign-currency-denominated forecasted transaction. SFAS No. 133, as amended by SFAS No. 137, shall be effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. However, management of VRB believes this accounting standard will have no effect on the financial condition and results of operation of the Bank.

Other issued but not yet required FASB statements are not currently applicable to the Bank's operations. Management believes these pronouncements will also have no material effect upon VRB's financial position or results of operation.

Reclassifications

Certain reclassifications have been made to the 1998 and 1997 consolidated financial statements to conform with current year presentations.

Interim Financial Statements

The unaudited consolidated financial statements for June 30, 1999 and 2000 and the six month periods then ended have been prepared in accordance with generally accepted accounting principles for interim financial information and in compliance with instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Adjustments to the interim financial statements are of a normal recurring nature and include all adjustments that, in the opinion of management, are necessary to the fair presentation of the financial position and operating results for the interim periods. The operating results for the six months ended June 30, 2000 and not necessarily indicative of the results that may be expected for the entire fiscal year ending December 31, 2000 or any other future interim period. See VRB's Management's Discussion and Analysis for further interim information.

NOTE 2 -- ACQUISITION OF COLONIAL BANKING COMPANY

VRB Bancorp completed its acquisition of Colonial Banking Company (CBC) effective January 5, 1998. VRB paid former stockholders of CBC $15.7 million in cash for the common and preferred stock of CBC. This acquisition was treated as a purchase for accounting purposes. Accordingly, under generally accepted accounting principles, the assets and liabilities of CBC have been recorded on the books of the Bank at their respective fair market values at the effective date the acquisition was consummated. Goodwill, the excess of the purchase price over the net fair value of the assets and liabilities acquired, was recorded at $9.5 million. Amortization of goodwill over a 15-year period will result in a charge to earnings of approximately $635,000 per year.

The following are the fair values of assets acquired and liabilities assumed as of the January 5, 1998, acquisition date (in thousands):

Investment securities                                                 $  4,797
Federal Home Loan Bank stock                                               420
Loans, net                                                              92,775
Premises and equipment, net                                              1,802
Goodwill                                                                 9,526
Accrued interest and other assets                                        1,710
                                                                      --------
Total assets                                                          $111,030
                                                                      ========
Deposits                                                              $107,876
Accrued interest and other liabilities                                   1,510
Cash paid for acquisition, net of cash acquired                          1,644
                                                                      --------
Total liabilities                                                     $111,030
                                                                      ========

The financial statements for the year ended December 31, 1998, include the operations of CBC from January 6, 1998 to December 31, 1998. Actual results of operations for the year ended December 31, 1998, would not have been materially different had the acquisition occurred on January 1, 1998. The following information presents unaudited pro forma results of operations for the year ended December 31, 1997, as though the acquisition had occurred on January 1, 1997. The pro forma results do not necessarily indicate the actual result that would have been obtained had the acquisition of CBC actually occurred on January 1, 1997.

Net interest income before provision for loan loss                  $   16,404
Net income                                                          $    3,713
Earnings per common share:
Basic                                                               $     0.51
Diluted                                                             $     0.50


NOTE 3 -- INVESTMENT SECURITIES

     The amortized cost and estimated market values of investment securities at December 31, 1999 and 1998, are as follows (in thousands):

                                    Amortized             Gross               Gross            Estimated
                                      Cost             Unrealized          Unrealized            Market
                                                          Gains              Losses               Value
                                    ----------------------------------------------------------------------
December 31, 1999
Held-to-maturity securities:
State and municipal subdivisions     $ 18,010               $ 137              $ (249)           $ 17,898
                                    ==========          ==========          ==========          ==========
Available-for-sale securities:
U.S. Treasuries and agencies         $ 56,990                 $ -            $ (2,234)           $ 54,756
Collateralized mortgage obligations       132                   2                   -                 134
                                    ----------          ----------          ----------          ----------
                                     $ 57,122                 $ 2            $ (2,234)           $ 54,890
                                    ==========          ==========          ==========          ==========

December 31, 1998
Held-to-maturity securities:
State and municipal subdivisions     $ 17,454               $ 793                 $ -            $ 18,247
                                    ==========          ==========          ==========          ==========
Available-for-sale securities:
U.S. Treasuries and agencies         $ 56,977               $ 177               $ (84)           $ 57,070
Collateralized mortgage obligations       195                   -                  (1)                194
                                    ----------          ----------          ----------          ----------
                                     $ 57,172               $ 177               $ (85)           $ 57,264
                                    ==========          ==========          ==========          ==========



The amortized cost and estimated market value of investment securities at December 31, 1999, by contractual maturity, are shown below (in thousands). Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without prepayment penalties.

                                            HELD-TO-MATURITY SECURITIES   AVAILABLE-FOR-SALE SECURITIES
                                          -----------------------------------------------------------
                                                            Estimated                    Estimated
                                           Amortized Cost  Market Value  Amortized Cost Market Value
                                          --------------  -------------  -------------  -------------
Due in one year or less                        $    205       $    206       $  2,572       $  2,549
Due after one year through five years             3,394          3,418         38,050         36,672
Due after five years through ten years            3,089          3,108         15,500         14,756
Due after ten years                              11,132         11,166          1,000            913
                                          --------------  -------------  -------------  -------------
                                               $ 18,010       $ 17,898       $ 57,122       $ 54,890
                                          ==============  =============  =============  =============


For purposes of the maturity table, collateralized mortgage obligations, which are not due at a single maturity date, have been allocated over maturity groupings based on the weighted-average contractual maturities of underlying collateral. Collateralized mortgage obligations may mature earlier than their weighted-average contractual maturities because of principal prepayments.

At December 31, 1999 and 1998, investment securities with an amortized cost of $6,185,993 and $8,168,284, respectively, were pledged to secure public deposits and for other purposes required or permitted by law.

The Bank, as a member of the Federal Home Loan Bank (FHLB) system, is required to maintain an investment in capital stock of the FHLB. The FHLB stock is not actively traded but is redeemable by FHLB at its current book value.


NOTE 4 -- LOANS AND ALLOWANCE FOR LOAN LOSSES

     The loan portfolio (including loans held-for-sale) consisted of the following (in thousands):

                                             1999           1998
                                          ------------  -------------
Real estate - construction                   $ 29,034       $ 23,552
Real estate - residential and commercial      134,765        126,675
Commercial                                     23,940         16,418
Installment                                    13,946         12,327
Other loans                                        51             98
                                          ------------  -------------
                                              201,736        179,070
                                          ------------  -------------
Allowance for loan losses                      (3,503)        (3,539)
Unearned loan fee income                         (232)          (343)
                                          ------------  -------------
                                            $ 198,001      $ 175,188
                                          ============  =============


The following is an analysis of the changes in the allowance for loan losses (in thousands):

                                             1999           1998          $ 1,997
                                          ------------  -------------  -------------
Beginning balance                             $ 3,539        $ 1,780        $ 1,632
Acquired upon CBC acquisition (Note 2)              -          1,898              -
Provision for possible loan losses                  -              -            250
Loans charged off                                 (86)          (189)          (141)
Recoveries                                         50             50             39
                                          ------------  -------------  -------------
Ending balance                                $ 3,503        $ 3,539        $ 1,780
                                          ============  =============  =============

The Bank's recorded investment in impaired loans was $523,857 and $262,456 at December 31, 1999 and 1998, respectively. The average recorded investment in impaired loans approximates their recorded investment at December 31, 1999 and 1998. The total allowance for loan losses related to these loans at December 31, 1999 and 1998, was approximately $70,000 and $42,000, respectively. Interest income recognized on impaired loans during the years ended December 31, 1999, 1998, and 1997, was not significant. Management estimates that in 1999, approximately $42,600 of interest income was not recognized on impaired loans on nonaccrual status, compared with approximately $35,300 in 1998 and $29,600 in 1997.

NOTE 5 -- BANK PREMISES AND EQUIPMENT

      Bank premises, furniture, and equipment consisted of the following (in thousands):

                                             1999           1998
                                          ------------  -------------
Land                                          $ 2,069        $ 1,613
Buildings                                       6,001          5,375
Furniture and equipment                         4,268          4,136
                                          ------------  -------------
                                               12,338         11,124
Less: accumulated depreciation                 (4,541)        (4,625)
                                          ------------  -------------
                                              $ 7,797        $ 6,499
                                          ============  =============


NOTE 6 -- ACCRUED INTEREST AND OTHER ASSETS

      Accrued interest and other assets consisted of the following (in thousands):

                                             1999           1998
                                          ------------  -------------
Accrued interest receivable                   $ 1,925        $ 1,931
Prepaid expenses                                  272            234
Deferred taxes                                  1,099            553
Other assets                                      125            152
                                          ------------  -------------
                                              $ 3,421        $ 2,870
                                          ============  =============


NOTE 7 -- TIME DEPOSITS

      Time certificates of deposit of $100,000 and over aggregated $8,574,472 and $8,089,537 at December 31, 1999 and 1998, respectively.

      At December 31, 1999, the scheduled maturities for time deposits is as follows (in thousands):

2000                                         $ 52,802
2001                                            2,459
2002                                            2,774
2003                                              222
2004 and thereafter                               223
                                          ------------
                                             $ 58,480
                                          ============


NOTE 8 -- INCOME TAXES

      The income tax provision consisted of the following (in thousands):

                                             1999           1998          $ 1,997
                                          ------------  -------------  -------------
Currently payable                             $ 2,665        $ 2,877        $ 1,715
Deferred                                          168             89             22
                                          ------------  -------------  -------------
Provision for income taxes                    $ 2,833        $ 2,966        $ 1,737
                                          ============  =============  =============


      Deferred income taxes represent the tax effect of differences in timing between financial income and taxable income. Deferred income taxes, according to the timing differences, which caused them, were as follows (in thousands):

                                             1999           1998           1997
                                          ------------  -------------  -------------
Accounting loan loss provision less than
(in excess of) tax provision                    $  14          $  69          $ (58)
Accounting depreciation less than tax
depreciation                                       42             46              3
Deferred compensation                              15              9             (6)
Accounting loan fees in excess of tax
loan fees                                         178             67             66
Federal Home Loan Bank stock dividends             54             52             28
Cash to accrual adjustment                          -            (72)             -
Option compensation expense                       (36)           (72)             -
Other differences                                 (99)           (10)           (11)
                                          ------------  -------------  -------------
                                                $ 168           $ 89           $ 22
                                          ============  =============  =============

      The  net  deferred  tax  benefits   included  in  other  assets  in  the
accompanying consolidated balance sheets include the following components (in thousands):

                                             1999           1998
                                          ------------  -------------
Deferred tax assets:
Loan loss reserve                             $ 1,062        $ 1,076
Deferred compensation                              64            100
Other                                             242             86
                                          ------------  -------------
Deferred compensation                           1,368          1,262
                                          ------------  -------------
Deferred tax liabilities:
Accumulated depreciation                         (193)          (151)
Deferred loan fees                               (543)          (365)
Federal Home Loan Bank stock dividends           (247)          (193)
                                          ------------  -------------
                                                 (983)          (709)
                                          ------------  -------------
Net deferred tax asset                          $ 385          $ 553
                                          ============  =============

      The exercise of stock options which have been granted under VRB Bancorp's stock option plan for directors give rise to compensation which is includable in the taxable income of the applicable employees and deductible by the Bank for federal and state income tax purposes. Such compensation results from increases in the fair market value of VRB Bancorp's common stock subsequent to the date of grant of the applicable exercised stock options and, accordingly, in accordance with APB Opinion No. 25, such compensation is not recognized as an expense for financial accounting purposes and the related tax benefits are taken directly to common stock. For the years ended December 31, 1998 and 1997, these transactions resulted in federal and state tax deductions and benefits, which have increased common stock.

      Management believes, based upon the Bank's historical performance, that net deferred tax assets will be realized in the normal course of operations and, accordingly, management has not reduced net deferred tax assets by a valuation allowance.

      The tax provision differs from the federal statutory rate of 34% due principally to tax exemptions for interest received on municipal investments and nondeductible goodwill expense amortization. The 1997 provision for income taxes reflects a reduction in the state income tax rate from 6.6% to 3.8%.

      A reconciliation between the statutory federal income tax rate and the effective tax rate is as follows (in thousands):

                                             1999           1998           1997
                                          ------------  -------------  -------------
Federal income taxes at statutory rate        $ 2,647        $ 2,684        $ 1,850
State income tax expense, net of
federal income tax benefit                        370            344            237
Effect of nontaxable interest income             (389)          (321)          (294)
Non-deductible goodwill                           275            219              -
Other                                             (70)            40            (56)
                                          ------------  -------------  -------------
                                              $ 2,833        $ 2,966        $ 1,737
                                          ============  =============  =============
Effective tax rate                                37%            38%            32%
                                          ============  =============  =============


NOTE 9 -- FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

     The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit and financial guarantees. Those instruments involve elements of credit and interest-rate risk similar to the amounts recognized in the consolidated balance sheets. The contract or notional amounts of those instruments reflect the extent of the Bank's involvement in particular classes of financial instruments.

     The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit, and financial guarantees written, is represented by the contractual notional amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank's experience has been that a majority of loan commitments are drawn upon by customers. While most commercial letters of credit are not utilized, a significant portion of such utilization is on an immediate payment basis. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if it is deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral varies but may include cash, accounts receivable, inventory, premises and equipment, and income-producing commercial properties.

     Standby letters of credit and financial guarantees written are conditional commitments issued by the Bank to guarantee the performance of a customer to a third-party. These guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing, and similar transactions. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank holds cash, marketable securities, or real estate as collateral supporting those commitments for which collateral is deemed necessary.

     The Bank has not been required to perform on any financial guarantees during the past two years. The Bank has not incurred any losses on its commitments in either 1999, 1998, or 1997.

     A summary of the notional amounts of the Bank's financial instruments with off-balance-sheet risk at December 31, 1999 and 1998, follows:

                                             1999           1998
                                          ------------  -------------
Commitments to extend credit              $ 32,106,632  $ 21,165,221
Commercial and standby letters of credit  $ 1,113,024    $ 1,090,009


NOTE 10 -- FAIR VALUES OF FINANCIAL INSTRUMENTS

      The following table estimates fair value and the related carrying values of the Bank's financial instruments (in thousands):

                                                    1999                    1998
                                          -----------------------  ----------------------
                                            Carrying    Fair         Carrying    Fair
                                             Amount     Value         Amount     Value
                                          -----------------------  ----------------------
Financial assets:
Cash and due from banks                      $ 17,087   $ 17,087   $ 14,514   $ 14,514
Interest-bearing deposits with other banks   $  1,600   $  1,600   $  3,100   $  3,100
Federal funds sold                           $   --     $   --     $ 23,000   $ 23,000
Securities held-to-maturity                  $ 18,010   $ 17,898   $ 17,454   $ 18,247
Securities available-for-sale                $ 54,890   $ 54,890   $ 57,264   $ 57,264
Federal Home Loan Bank stock                 $  1,899   $  1,899   $  1,765   $  1,765
Loans held-for-sale                          $  1,183   $  1,183   $   --     $   --
Loans, net of allowance for loan losses
and unearned income                          $196,818   $196,208   $175,188   $ 17,233
Accrued interest                             $  1,925   $  1,925   $  1,931   $  1,931
Financial liabilities:
Demand and savings deposits                  $217,886   $217,886   $207,304   $207,304
Time deposits                                $ 58,480   $ 58,355   $ 66,819   $ 67,196
Accrued interest                             $    275   $    275   $    348   $    348


     While estimates of fair value are based on management's judgment of the most appropriate factors, there is no assurance that were the Bank to have disposed of such assets or liabilities at December 31, 1999 and 1998, the estimated fair values would necessarily have been realized at that date, since market values may differ depending on various circumstances. The estimated fair values at December 31, 1999 and 1998, should not necessarily be considered to apply at subsequent dates.

     In addition, other assets and liabilities of the Bank that are not defined as financial instruments are not included in the above disclosures, such as premises and equipment. Also, nonfinancial instruments typically not recognized in the financial statements nevertheless may have value but are not included in the above disclosures. These include, among other items, the estimated earnings power of core deposit accounts, the earnings potential of loan servicing rights, the trained work force, customer goodwill, and similar items.


NOTE 11 -- CONCENTRATIONS OF CREDIT RISK

     All of the Bank's loans, commitments, and commercial and standby letters of credit have been granted to customers in the Bank's market area.
Investments in state and municipal securities are not significantly concentrated within any one region of the United States. The concentrations of credit by type of loan are set forth in Note 4. The distribution of commitments to extend credit approximates the distribution of loans outstanding. Commercial and standby letters of credit were granted primarily to commercial borrowers as of December 31, 1999. The Bank's loan policy does not allow the extension of credit to any single borrower or group of related borrowers in excess of a total of $1,250,000 without approval from the Board of Directors.

NOTE 12 -- COMMITMENTS AND CONTINGENCIES

     Litigation - In the ordinary course of business, the Bank becomes involved in various litigation arising from normal banking activities. In the opinion of management, the ultimate disposition of these actions will not have a material adverse effect on the consolidated financial position or results of operations.

     Operating leases - The Bank leases certain branch premises and equipment. The following is a schedule of future minimum lease payments under operating leases in effect as of December 31, 1999:

Years ending December 31,
2000                                        $ 249,453
2001                                          244,031
2002                                          241,065
2003                                          177,844
2004                                          161,646
Thereafter                                    361,598
                                          ------------
Total minimum payments required           $ 1,435,637
                                          ============

     Total rental expense was $239,785,  $226,920,  and $94,350 in 1999, 1998, and 1997, respectively.

     Year 2000 - Because of the unprecedented nature of the Year 2000 issue, its effects, if any, may not be identified until a future date. Management cannot assure that VRB or the Bank have has identified all Year 2000 issues, that VRB's or the Bank's remediation efforts has been successful in whole or in part, or that parties with whom VRB or the Bank does business will not be significantly impacted by Year 2000 issues.


NOTE 13 -- BORROWING AGREEMENTS

     The Bank has federal fund borrowing agreements with Bank of America and Wells Fargo Bank for $5,000,000 and $3,000,000, respectively. There is no stated rate of interest on these borrowings. As of December 31, 1999, there were no borrowings outstanding under these agreements.

     The Bank also participates in the Cash Management Advance Program with the Federal Home Loan Bank of Seattle (FHLB). Under the program, the Bank may borrow to a maximum of 10% of total assets (approximately $30 million at December 31, 1999 and 1998) with interest at the FHLB's cash management rate. There were no borrowings outstanding at December 31, 1999 and 1998.


NOTE 14 -- STOCK OPTION PLANS

     The Bank has two stock option plans, which were approved by the shareholders during 1991 and amended in 1994. The plans provide for an aggregate of 754,514 shares of the Bank's unissued common stock to be granted to key employees and nonemployee directors. The 1994 amendment removed the requirement for a five-year vesting schedule for any future grants from the Employees' Plan, thus leaving the setting of any vesting schedule to the discretion of the Board of Directors. The Directors' Plan was amended to extend the time in which options may be exercised following resignation or retirement.

     With the exception of certain options granted to nonemployee directors, all options granted and outstanding under both the Directors' and Employees' Plans are noncompensatory and exercisable at purchase prices which approximate fair value on the date of grant. Because certain options granted to the Bank's directors were based on purchase prices below the fair value of the stock as of the grant date, they are considered compensatory transactions and give rise to the recognition of compensation expense. Accordingly, the Bank has recognized $89,763, $93,340, and $57,312 as compensation expense relating to 15,695, 16,851, and 18,790 shares of common stock optioned to its directors during 1999, 1998, and 1997, respectively.

     The following summarizes options available and outstanding under both the Directors' and Employees' Plans as of December 31, 1999, after the effect of the current year's stock dividend (in thousands with the exception of the exercise price):

                                           Directors' Plan                 Employees' Plan        Combined
                                                                                                   Plans
                                          ---------------------------  ------------------------  -----------
                                             Shares        Weighted      Shares       Weighted     Shares
                                                           Average                    Average
                                                            Option                     Option
                                                            Price                      Price
                                          ------------  -------------  -----------  -----------  -----------
Options outstanding at December 31, 1996           37         $ 1.75          123       $ 2.78          160
                                          ============  =============  ===========  ===========  ===========
Options exercisable at December 31, 1996           37         $ 1.75           35       $ 1.62           72
                                          ============  =============  ===========  ===========  ===========
Options reserved at December 31, 1996             165                         197                       362
                                          ============                 ===========               ===========
Options outstanding at December 31, 1996           37         $ 1.75          123       $ 2.78          160
Options granted in 1997                            19           2.72          147         8.59          166
Options exercised in 1997                          (9)          2.46          (33)        1.93          (42)
Options forfeited                                   -              -           (5)        3.47           (5)
                                          ------------                 -----------               -----------
Options outstanding at December 31, 1997           47         $ 2.01          232       $ 5.81          279
                                          ============  =============  ===========  ===========  ===========
Options exercisable at December 31, 1997           47         $ 2.01           14       $ 1.96           61
                                          ============  =============  ===========  ===========  ===========
Options reserved at December 31, 1997             146                          55                       201
                                          ============                 ===========               ===========
Options outstanding at December 31, 1997           47         $ 2.01          232       $ 5.81          279
Options granted in 1998                            17           3.67           18        10.62           35
Options exercised in 1998                         (13)          1.89           (8)        1.67          (21)
Options forfeited                                   -              -           (5)        8.14           (5)
                                          ------------                 -----------               -----------
Options outstanding at December 31, 1998           51         $ 2.58          237       $ 6.28          288
                                          ============  =============  ===========  ===========  ===========
Options exercisable at December 31, 1998           51         $ 2.58           40       $ 5.40           91
                                          ============  =============  ===========  ===========  ===========
Options reserved at December 31, 1998             129                          42                       171
                                          ============                 ===========               ===========
Options outstanding at December 31, 1998           51         $ 2.58          237       $ 6.28          288
Options granted in 1999                            16           4.05            5         7.17           21
Options exercised in 1999                         (25)          3.09          (11)        3.06          (36)
Options forfeited                                   -              -          (32)        8.12          (32)
                                          ------------                 -----------               -----------
Options outstanding at December 31, 1999           42         $ 2.82          199       $ 6.18          241
                                          ============  =============  ===========  ===========  ===========
Options exercisable at December 31, 1999           42         $ 2.82           52       $ 5.54           94
                                          ============  =============  ===========  ===========  ===========
Options reserved at December 31, 1999             113                          69                       182
                                          ============                 ===========               ===========


     Had compensation cost for the Bank's 1999, 1998 and 1997 grants for stock-based compensation plans been determined consistent with the fair value provisions of SFAS No. 123, the Bank's net income, and net income per common share for December 31, 1999, 1998 and 1997 would approximate the pro forma amounts below (in thousands except per share data):

                                                                  1999
                                                       ---------------------------
                                                           As         Pro Forma
                                                        Reported
                                                       ------------  -------------
Net income                                                  $4,888         $4,788
Basic earnings per common and common equivalent share       $ 0.57         $ 0.56
Diluted earnings per common and common equivalent share     $ 0.57         $ 0.56


                                                                  1998
                                                       ---------------------------
                                                           As         Pro Forma
                                                        Reported
                                                       ------------  -------------
Net income                                                  $4,927         $4,735
Basic earnings per common and common equivalent share       $ 0.58         $ 0.56
Diluted earnings per common and common equivalent share     $ 0.58         $ 0.56


                                                                  1997
                                                       ---------------------------
                                                           As         Pro Forma
                                                        Reported
                                                       ------------  -------------
Net income                                                  $3,704         $3,497
Basic earnings per common and common equivalent share       $ 0.48         $ 0.46
Diluted earnings per common and common equivalent share     $ 0.48         $ 0.46


     The fair value of options granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions: (1) dividend yields of 3.24% in 1999, 5.75% in 1998, and 1.52% in 1997; (2)
expected volatility of 28.57% in 1999, 18.35% in 1998, and 28.00% in 1997; (3)
risk-free  rates of 6.50% in 1999,  4.75% in 1998; and 6.50% in 1997; and, (4)
expected life of one to ten years for all three years.

     The effects of applying SFAS No. 123 in this pro forma disclosure are not indicative of future amounts. SFAS No. 123 does not apply to awards prior to 1995, and additional awards in future years are anticipated.


NOTE 15 -- EMPLOYEE BENEFIT PLANS

     The Bank has a defined contribution profit sharing plan. All permanent employees are eligible to participate once they meet the age and length of employment requirements. Contributions are determined annually by the Board of Directors and were $337,418, $313,562, and $168,557 in 1999, 1998, and 1997,
respectively, excluding additional amounts set aside for funding through the Bank's bonus program. Voluntary employee contributions are required to share in Bank contributions. Employee contributions were $222,313, $226,381, and $189,640 in 1999, 1998, and 1997, respectively.

     The Bank has established a bonus program as part of the compensation package it provides to employees. At December 31, 1999, the Bank employed approximately 190 individuals eligible to participate in this program. Under the program, a bonus pool for nonexecutives is established and funded based on net profits of the current and immediately preceding year. An executive bonus program is similarly funded and is based on current year profits with payments measured on the basis of return on assets. For the years ending December 31,

1999, 1998, and 1997,  $660,000,  $620,000,  and $542,400,  respectively,  was expensed to fund these programs with their related payroll and benefit costs.

     The Bank has also established supplemental retirement agreements with certain executive officers. The agreements provide for established post-retirement payments to covered executives for up to ten years after their retirement. The supplemental programs are self-funded by the Bank through the setting aside of funds into a bank-controlled deposit account. As of December 31, 1999, a liability for the supplemental retirement plans was recognized and funded in the amount of $225,736. During 1999, 1998, and 1997, the Bank recorded distributions of $38,600, $38,600, and $21,000, respectively.


NOTE 16 - EARNINGS PER COMMON AND COMMON EQUIVALENT SHARES

     Basic earnings per share excludes dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the year. Diluted earnings per share reflect the potential dilution that could occur if common shares were issued pursuant to the exercise of options under the Bank's stock option plans. Comparative earnings per share data for the years ended December 31, 1998 and 1997, have been restated to conform with the current year presentation. The following table illustrates the computations of basic and diluted earnings per share for the six months ended June 30, 2000 and 1999 (unaudited) and the years ended December 31, 1999, 1998, and 1997 (dollars in thousands except per share amounts):

                                                      Income           Shares       Per Share
                                                   (Numerator)     (Denominator)     Amount
                                                 ---------------------------------------------
For the six months ended June 30, 2000
(unaudited)
Basic earnings per share -
Income available to common shareholders               $ 2,458           $ 8,299        $ 0.30
                                                                                   ===========
Effect of dilutive securities
Outstanding common stock options                            -                 -
                                                 -------------   ---------------
Income available to common shareholders
plus assumed conversions                              $ 2,458           $ 8,299        $ 0.30
                                                 =============   ===============   ===========

For the six months ended June 30, 1999
(unaudited)
Basic earnings per share -
Income available to common shareholders               $ 2,429           $ 8,688        $ 0.28
                                                                                   ===========
Effect of dilutive securities
Outstanding common stock options                            -                36
                                                 -------------   ---------------
Income available to common shareholders
plus assumed conversions                              $ 2,429           $ 8,724        $ 0.28
                                                 =============   ===============   ===========

Year ended December 31, 1999
Basic earnings per share -
Income available to common shareholders               $ 4,888           $ 8,579        $ 0.57
                                                                                   ===========
Effect of dilutive securities
Outstanding common stock options                            -                43
                                                 -------------   ---------------
Income available to common shareholders
plus assumed conversions                              $ 4,888           $ 8,622        $ 0.57
                                                 =============   ===============   ===========

Year ended December 31, 1998
Basic earnings per share -
Income available to common shareholders               $ 4,927           $ 8,685        $ 0.57
                                                                                   ===========
Effect of dilutive securities
Outstanding common stock options                            -                77
                                                 -------------   ---------------
Income available to common shareholders
plus assumed conversions                              $ 4,927           $ 8,762        $ 0.57
                                                 =============   ===============   ===========

Year ended December 31, 1997
Basic earnings per share -
Income available to common shareholders               $ 3,704           $ 7,639        $ 0.48
                                                                                   ===========
Effect of dilutive securities
Outstanding common stock options                            -                21
                                                 -------------   ---------------
Income available to common shareholders
plus assumed conversions                              $ 3,704           $ 7,660        $ 0.48
                                                 =============   ===============   ===========


NOTE 17 -- TRANSACTIONS WITH RELATED PARTIES

     Certain directors, executive officers, and principal stockholders are customers of and have had banking transactions with the Bank in the ordinary course of business, and the Bank expects to have such transactions in the future. All loans and commitments to loan included in such transactions were made in compliance with applicable laws on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons and, in the opinion of the management of the Bank, do not involve more than the normal risk of collectibility or present any other unfavorable features. The amount of loans outstanding to directors, executive officers, principal stockholders, and companies with which they are associated was as follows:

                                             1999           1998
                                          ------------  -------------
Beginning balance                         $ 1,946,548    $ 1,354,803
Loans made                                  4,194,000        891,665
Loans paid                                   (584,600)      (299,920)
                                          ------------  -------------
Ending balance                            $ 5,555,948    $ 1,946,548
                                          ============  =============


NOTE 18 -- REGULATORY MATTERS

     VRB Bancorp and the Bank are subject to various regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on VRB Bancorp and the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, VRB Bancorp and the Bank must meet specific capital guidelines that involve quantitative measures of assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. Capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require VRB Bancorp and the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital to average assets (as defined). Management believes, as of December 31, 1999, that VRB Bancorp and the Bank meet all capital adequacy requirements to which they are subject.

     As of December 31, 1999, the most recent notification from the Office of the Comptroller of the Currency categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category. VRB Bancorp's capital ratios are not significantly different from those of the Bank.

                                                                                To be Well Capitalized
                                                             For Capital        Under Prompt Corrective
                                      Actual              Adequacy Purposes        Action Provisions
                                Amount       Ratio      Amount       Ratio       Amount       Ratio
                               ----------  ----------  ----------  ----------   ----------  ----------
As of December 31, 1999
(in thousands)
Total capital to risk-weighted
assets                           $ 28,728        12.7%   $ 18,080       > 8.0%    $ 22,601       > 8.0%
Tier 1 capital to risk-weighted
assets                           $ 25,895        11.5%   $  9,040       > 4.0%    $ 13,560       > 6.0%
Tier 1 capital to average assets $ 25,895         8.3%   $ 12,442       > 4.0%    $ 15,553       > 5.0%
As of December 31, 1998
(in thousands)
Total capital to risk-weighted
assets                           $ 28,019          14%   $ 16,011       > 8.0%    $ 20,013       >10.0%
Tier 1 capital to risk-weighted
assets                           $ 25,509        12.7%   $  8,034       > 4.0%    $ 12,051       > 6.0%
Tier 1 capital to average assets $ 25,509         8.5%   $ 12,004       > 4.0%    $ 15,005       > 5.0%


NOTE 19 -- PARENT COMPANY FINANCIAL INFORMATION

     Condensed financial information for VRB Bancorp (unconsolidated parent company only) is as follows:

                   Condensed Balance Sheet                                     1999           1998
                                                                            ------------   ------------
ASSETS
Cash                                                                        $   387,667    $    49,986
Investment in subsidiary                                                     33,239,060     35,126,747
Goodwill                                                                         51,675         58,722
                                                                            ------------   ------------
Total assets                                                                 33,678,402     35,235,455
                                                                            ============   ============
LIABILITIES
Other liabilities                                                                69,058              -
                                                                            ------------   ------------
SHAREHOLDERS' EQUITY
Common stock                                                                 18,699,060     21,583,869
Retained earnings                                                            16,428,287     13,590,957
Accumulated other comprehensive income (loss), net of taxes                  (1,518,003)        60,629
                                                                            ------------   ------------
Total liabilities and shareholders' equity                                  $ 33,678,402   $ 35,235,455
                                                                            ============   ============
                Condensed Statement of Income                    1999          1998            1997
                                                              ------------  ------------   ------------
INCOME
Equity in undistributed (excess distribution of)
earnings of subsidiary bank                                    $ (416,627)  $ 4,133,730    $ 2,810,666
Dividends                                                       5,320,000       800,000        900,000
Other income                                                           57             -              -
EXPENSES
Goodwill and other administrative expenses                         (7,047)       (7,047)        (7,047)
Professional fees                                                  (8,000)            -              -
                                                              ------------  ------------   ------------
Net income                                                      4,888,383     4,926,683      3,703,619
                                                              ============  ============   ============
              Condensed Statement of Cash Flows
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                    $ 4,888,383   $ 4,926,683    $ 3,703,619
Adjustments to reconcile net income to net cash
from operating activities:
Equity in undistributed (excess distribution of)
earnings of subsidiary bank                                       416,627    (4,133,730)    (2,810,666)
Amortization                                                        7,047         7,047          7,047
Increase in liabilities                                            69,058             -              -
                                                              ------------  ------------   ------------
Net cash from operating activities                              5,381,115       800,000        900,000
                                                              ------------  ------------   ------------
CASH FLOWS FROM INVESTING ACTIVITIES
Cash investment in subsidiary                                           -             -     (8,000,000)
                                                              ------------  ------------   ------------
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from public stock offering, net of costs                       -             -      8,784,104
Cash dividends and fractional share payments                   (2,051,053)   (1,674,498)    (1,006,333)
Repurchase of common stock                                     (3,103,935)            -              -
Cash received from exercise of common stock options               111,554        36,517         88,068
                                                              ------------  ------------   ------------
Net cash from financing activities                             (5,043,434)   (1,637,981)     7,865,839
                                                              ------------  ------------   ------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS              337,681      (837,981)       765,839
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                       49,986       887,967        122,128
                                                              ------------  ------------   ------------
CASH AND CASH EQUIVALENTS, END OF YEAR                          $ 387,667      $ 49,986      $ 887,967
                                                              ============  ============   ============


NOTE 20 -- STOCK OFFERING

     During November 1997, the Bank registered 1,150,000 shares of common stock for sale to the public at a price of $8.50 per share, for an aggregate offering price of $9,775,000. All shares were sold, resulting in net proceeds of $8,784,104, after deducting $990,896 for underwriting discounts and commissions, legal, accounting and printing fees, and other offering expenses. Net proceeds to the Bank were used in connection with the acquisition of

Colonial Banking Company in early January 1998 (see Note 2). Pending such use, the net proceeds were invested in short-term, investment-grade securities.


NOTE 21 -- QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

                                                           1999 Quarter ended
                                          -----------------------------------------------------
                                          December 31   September 30    June 30      March 31
                                          ------------  ------------  ------------- -----------
Results of operations
Interest income                               $ 5,798       $ 5,755        $ 5,605     $ 5,536
Interest expense                                1,650         1,620          1,540       1,603
                                          ------------  ------------  ------------- -----------
Net interest income                             4,148         4,135          4,065       3,933
Provision for credit losses                         -             -              -           -
Noninterest income                                556           512            479         508
Noninterest expense                             2,766         2,702          2,656       2,441
                                          ------------  ------------  ------------- -----------
Income before income taxes                      1,938         1,945          1,888       2,000
Provision for income taxes                        685           738            710         750
                                          ------------  ------------  ------------- -----------
Net income                                    $ 1,253       $ 1,207        $ 1,178     $ 1,250
                                          ============  ============  ============= ===========
Earnings per common share                      $ 0.15        $ 0.14         $ 0.14      $ 0.14
                                          ============  ============  ============= ===========
Diluted earnings per common share              $ 0.15        $ 0.14         $ 0.14      $ 0.14
                                          ============  ============  ============= ===========


                                                           1998 Quarter ended
                                          -----------------------------------------------------
                                          December 31   September 30    June 30      March 31
                                          ------------  ------------  ------------- -----------
Results of operations
Interest income                               $ 5,914       $ 5,886        $ 6,009     $ 6,103
Interest expense                                1,733         1,941          1,953       2,043
                                          ------------  ------------  ------------- -----------
Net interest income                             4,181         3,945          4,056       4,060
Provision for credit losses                         -             -              -           -
Noninterest income                                573           535            522         510
Noninterest expense                             2,717         2,599          2,565       2,608
                                          ------------  ------------  ------------- -----------
Income before income taxes                      2,037         1,881          2,013       1,962
Provision for income taxes                        780           701            765         720
                                          ------------  ------------  ------------- -----------
Net income                                    $ 1,257       $ 1,180        $ 1,248     $ 1,242
                                          ============  ============  ============= ===========
Earnings per common share                      $ 0.14        $ 0.14         $ 0.14      $ 0.15
                                          ============  ============  ============= ===========
Diluted earnings per common share              $ 0.14        $ 0.13         $ 0.14      $ 0.15
                                          ============  ============  ============= ===========


INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
  and Shareholders of VRB Bancorp

We have audited the accompanying consolidated balance sheets of VRB Bancorp as of December 31, 1999 and 1998, and the related statements of income and comprehensive income, changes in shareholders' equity, and cash flows for the years ended December 31, 1999, 1998, and 1997. These financial statements are the responsibility of VRB Bancorp's management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion. In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of VRB Bancorp as of December 31, 1999 and 1998, and the results of its operations and cash flows for each of the years in the three-year period ended December 31, 1999, in conformity with generally accepted accounting principles.

Moss Adams LLP



Portland, Oregon
January 14, 2000

                  Unaudited Pro Forma Combined Balance Sheet
                           as of September 30, 2000

                                                          Historical
                                                    -----------------------
                                                      Umpqua               Adjustments
                                                     Holdings      VRB     Related to      Pro Forma
(in thousands)                                         Corp      Bancorp   the Merger      Combined
                                                    --------------------------------------------------
Cash and balances due from banks                       $ 52,943   $ 30,172                   $ 83,115
Investment securities held to maturity                        -     17,059                     17,059
Investment securities available-for-sale at fair value   71,154     54,768                    125,922
Trading accounts assets                                   1,478          -                      1,478

Loans receivable                                        276,413    227,196                    503,609
Less:  Allowance for loan losses                         (4,119)    (3,498)                    (7,617)

Federal Home Loan Bank stock, at cost                     2,462      1,993                      4,455
Premises and equipment, net                              10,287      8,097      (300) (B)      18,084
Intangible assets                                         3,435      8,264                     11,699
Accrued interest receivable                               2,720      2,123                      4,843
Other assets                                              2,084      1,604                      3,688
                                                    --------------------------------------------------
                                                      $ 418,857   $347,778    $ (300)       $ 766,335
                                                    --------------------------------------------------


Demand, non interest-bearing                           $ 71,198   $ 84,761                  $ 155,959
Demand, interest-bearing                                149,709    144,476                    294,185
Time deposits                                           134,177     80,500                    214,677
                                                    --------------------------------------------------
  Total deposit liabilities                             355,084    309,737                    664,821

Borrowed funds                                           19,735          -                     19,735

Accrued interest payable                                    758        358                      1,116
Other liabilities                                         2,636      2,098     1,320  (B)       6,054
                                                    --------------------------------------------------
  Total liabilities                                     378,213    312,193                    691,726

Common stock                                             25,824     18,747     4,163  (C)      48,734
Retained earnings                                        15,903     17,991    (1,620) (B)      28,111
                                                                              (4,163) (C)
Unrealized loss on available for sale securities         (1,083)    (1,153)                    (2,236)
                                                    --------------------------------------------------
  Total equity                                           40,644     35,585                     74,609
                                                    --------------------------------------------------
                                                      $ 418,857   $347,778    $ (300)       $ 766,335
                                                    --------------------------------------------------

               Unaudited Pro Forma Combined Statement of Income
                 for the Nine Months Ended September 30, 2000

                                                         Historical
                                                -----------------------------

                                                    Umpqua
                                                   Holdings         VRB       Pro Forma
(in thousands)                                       Corp         Bancorp      Combined
                                                ------------------------------------------
Interest and fee income on loans                      $ 18,206      $ 14,460     $ 32,666
Interest on taxable investment securities                2,653         2,725        5,378
Interest on tax exempt investment securities             1,515           683        2,198
                                                ------------------------------------------
  Total interest income                                 22,374        17,868       40,242

Interest on demand deposits                              2,262         2,566        4,828
Interest on savings accounts                               283           351          634
Interest on time deposits                                4,782         2,476        7,258
Interest on borrowed funds                               1,168           153        1,321
                                                ------------------------------------------
  Total interest expense                                 8,495         5,546       14,041

Provision of loan losses                                (1,409)            -       (1,409)
                                                ------------------------------------------
Net interest income after provision for loan losses     12,470        12,322       24,792

Non interest income
Service fees                                             2,424         1,097        3,521
Brokerage commissions and fees                           4,519             -        4,519
Gain in sale of mortgaging rights                            -             -            -
Loss on sale of investment securities                        -             -            -
Other                                                      588           761        1,349
                                                ------------------------------------------
  Total non interest income                              7,531         1,858        9,389

Non interest expense
Salaries and benefits                                    7,643         4,776       12,419
Occupancy and equipment expense                          1,752         1,115        2,867
Intangible Amortization                                    189           564          753
Communications                                             710           341        1,051
Marketing                                                  566           251          817
Merger related expenses                                      -           218          218
Professional services                                    1,171           119        1,290
Supplies                                                   357           187          544
Other                                                    1,181           786        1,967
                                                ------------------------------------------
  Total non interest expense                            13,569         8,357       21,926

Income before provision of income taxes                  6,432         5,823       12,255
Provision for income taxes                               2,322         2,267        4,589
                                                ------------------------------------------
Net income                                             $ 4,110       $ 3,556      $ 7,666
                                                ==========================================

Earnings per common share
  Basic                                                $  0.54       $  0.43      $  0.53
  Diluted                                              $  0.53       $  0.43      $  0.53


               Unaudited Pro Forma Combined Statement of Income
                 for the Nine Months Ended September 30, 1999

                                                         Historical
                                                ------------------------------

                                                    Umpqua
                                                   Holdings          VRB         Pro Forma
(in thousands)                                       Corp          Bancorp        Combined
                                                -----------------------------------------------
Interest and fee income on loans                       $ 13,801      $ 12,868         $ 26,669
Interest on taxable investment securities                 3,035         3,316            6,351
Interest on tax exempt investment securities              1,111           696            1,807
                                                -----------------------------------------------
  Total interest income                                  17,947        16,880           34,827

Interest on demand deposits                               2,178         2,260            4,438
Interest on savings accounts                                317           366              683
Interest on time deposits                                 2,639         2,136            4,775
Interest on borrowed funds                                  974             -              974
                                                -----------------------------------------------
  Total interest expense                                  6,108         4,762           10,870

Provision of loan losses                                   (881)            -             (881)
                                                -----------------------------------------------
Net interest income after provision for loan losses      10,958        12,118           23,076

Non interest income
Service fees                                              2,159           959            3,118
Brokerage commissions and fees                              254             -              254
Gain in sale of mortgaging rights                             -             -                -
Loss on sale of investment securities                         -             -                -
Other                                                       478           541            1,019
                                                -----------------------------------------------
  Total non interest income                               2,891         1,500            4,391

Non interest expense
Salaries and benefits                                     4,076         4,683            8,759
Occupancy and equipment expense                           1,249           925            2,174
Intangible Amortization                                       -           565              565
Communications                                              541           334              875
Marketing                                                   574           282              856
Professional services                                     1,066           152            1,218
Supplies                                                    254           192              446
Other                                                       416           651            1,067
                                                -----------------------------------------------
  Total non interest expense                              8,176         7,784           15,960

Income before provision of income taxes                   5,673         5,834           11,507
Provision for income taxes                                2,054         2,198            4,252
                                                -----------------------------------------------
Net income                                              $ 3,619       $ 3,636          $ 7,255
                                                ===============================================

Earnings per common share
  Basic                                                 $  0.47       $  0.42          $  0.49
  Diluted                                               $  0.46       $  0.42          $  0.49


          Unaudited Pro Forma Condensed Combined Statement of Income
                     for the Year Ended December 31, 1999

                                                             Historical
                                                      ------------------------
                                                         Umpqua
                                                        Holdings       VRB       Pro Forma
(in thousands except per share amounts)                Corporation   Bancorp      Combined
                                                      -----------------------------------------
Interest and fee income on loans                            $19,192   $17,345          $36,537
Interest on taxable investment securities                     4,577     4,430            9,007
Interest on tax exempt investment securities                    911       918            1,829
                                                      -----------------------------------------
  Total interest income                                      24,680    22,693           47,373

Interest on demand deposits                                   2,985     3,095            6,080
Interest on savings accounts                                    433       486              919
Interest on time deposits                                     3,660     2,832            6,492
Interest on borrowed funds                                    1,378         -            1,378
                                                      -----------------------------------------
  Total interest expense                                      8,456     6,413           14,869

Provision for loan losses                                     1,392         -            1,392
                                                      -----------------------------------------
Net interest income after provision for loan losses          14,832    16,280           31,112

Non interest income
Service fees                                                  2,973     1,301            4,274
Brokerage commissions and fees                                  830         -              830
Gain in sale of mortgaging rights                                 -         -                -
Loss on sale of investment securities                             -         -                -
Other                                                           621       755            1,376
                                                      -----------------------------------------
  Total non interest income                                   4,424     2,056            6,480

Non interest expense
Salaries and benefits                                         5,731     6,319           12,050
Occupancy and equipment expense                               1,807     1,157            2,964
Amortization of goodwill                                          -       713              713
Communications                                                  786       570            1,356
Marketing                                                       942       294            1,236
Professional services                                         1,343       192            1,535
Supplies                                                        384       267              651
Other                                                           708     1,052            1,760
                                                      -----------------------------------------
  Total non interest expense                                 11,701    10,564           22,265

Income before provision of income taxes                       7,555     7,772           15,327
Provision for income taxes                                    2,681     2,884            5,565
                                                      -----------------------------------------
Net income                                                  $ 4,874   $ 4,888          $ 9,762
                                                      =========================================

Earnings per common share
  Basic                                                     $  0.64   $  0.57          $  0.67
  Diluted                                                   $  0.63   $  0.57          $  0.66


               Unaudited Pro Forma Combined Statement of Income
                     for the Year Ended December 31, 1998

                                                               Historical
                                                         ------------------------
                                                            Umpqua
                                                           Holdings      VRB        Pro Forma
(in thousands except per share amounts)                  Corporation   Bancorp      Combined
                                                         ----------------------------------------
Interest and fee income on loans                              $15,737    $19,100         $34,837
Interest on taxable investment securities                       4,754      3,866           8,620
Interest on tax exempt investment securities                      427        945           1,372
                                                         ----------------------------------------
  Total interest income                                        20,918     23,911          44,829

Interest on demand deposits                                     2,792      3,211           6,003
Interest on savings accounts                                      416        523             939
Interest on time deposits                                       3,262      3,932           7,194
Interest on borrowed funds                                        824          4             828
                                                         ----------------------------------------
  Total interest expense                                        7,294      7,670          14,964

Provision for loan losses                                       1,025          -           1,025
                                                         ----------------------------------------
Net interest income after provision for loan losses            12,599     16,241          28,840

Non interest income
Service fees                                                    2,215      1,295           3,510
Brokerage commissions and fees                                    523          -             523
Gain in sale of mortgaging rights                                   -          -               -
Loss on sale of investment securities                               -          -               -
Other                                                             633        846           1,479
                                                         ----------------------------------------
  Total non interest income                                     3,371      2,141           5,512

Non interest expense
Salaries and benefits                                           4,616      5,985          10,601
Occupancy and equipment expense                                 1,472      1,025           2,497
Amortization of goodwill                                            -        740             740
Communications                                                    630        496           1,126
Marketing                                                         736        260             996
Professional services                                           1,021        266           1,287
Supplies                                                          366        290             656
Other                                                             637      1,427           2,064
                                                         ----------------------------------------
  Total non interest expense                                    9,478     10,489          19,967

Income before provision of income taxes                         6,492      7,893          14,385
Provision for income taxes                                      2,382      2,966           5,348
                                                         ----------------------------------------
Net income                                                    $ 4,110    $ 4,927         $ 9,037
                                                         ========================================

Earnings per common share
  Basic                                                       $  0.56    $  0.57         $  0.63
  Diluted                                                     $  0.55    $  0.56         $  0.62


               Unaudited Pro Forma Combined Statement of Income
                     for the Year Ended December 31, 1997

                                                              Historical
                                                        ------------------------
                                                           Umpqua
                                                          Holdings       VRB       Pro Forma
(in thousands except per share amounts)                  Corporation   Bancorp      Combined
                                                        -----------------------------------------
Interest and fee income on loans                              $13,113   $11,444          $24,557
Interest on taxable investment securities                       4,212     2,567            6,779
Interest on tax exempt investment securities                      217       944            1,161
                                                        -----------------------------------------
  Total interest income                                        17,542    14,955           32,497

Interest on demand deposits                                     2,442     2,415            4,857
Interest on savings accounts                                      385       337              722
Interest on time deposits                                       2,860     1,310            4,170
Interest on borrowed funds                                        806         -              806
                                                        -----------------------------------------
  Total interest expense                                        6,493     4,062           10,555

Provision for loan losses                                         562       250              812
                                                        -----------------------------------------
Net interest income after provision for loan losses            10,487    10,643           21,130

Non interest income
Service fees                                                    1,658     1,020            2,678
Brokerage commissions and fees                                    425         -              425
Gain in sale of mortgaging rights                                 583         -              583
Loss on sale of investment securities                             (75)        -              (75)
Other                                                             465       651            1,116
                                                        -----------------------------------------
  Total non interest income                                     3,056     1,671            4,727

Non interest expense
Salaries and benefits                                           4,551     4,120            8,671
Occupancy and equipment expense                                 1,452       814            2,266
Amortization of goodwill                                            -       111              111
Communications                                                    503       322              825
Marketing                                                         698       247              945
Professional services                                             796       181              977
Supplies                                                          370       230              600
Other                                                             429       848            1,277
                                                        -----------------------------------------
  Total non interest expense                                    8,799     6,873           15,672

Income before provision of income taxes                         4,744     5,441           10,185
Provision for income taxes                                      1,700     1,737            3,437
                                                        -----------------------------------------
Net income                                                    $ 3,044   $ 3,704          $ 6,748
                                                        =========================================

Earnings per common share
  Basic                                                       $  0.47   $  0.48          $  0.53
  Diluted                                                     $  0.46   $  0.48          $  0.52


     Notes to Unaudited Pro Forma Combined Financial Statements:

     Note A. Basis of Presentation. The unaudited pro forma financial information has been prepared under the pooling-of-interests method of accounting and is based on the historical financial statements of Umpqua and VRB assuming the Merger had been concluded at the beginning of the periods indicated. Certain amounts in the historical financial statements of VRB have been reclassified to conform to Umpqua's historical financial presentation. The pro forma adjustments represent management's best estimate based on available information at this time. These adjustments may change as additional information becomes available.

     Note B. Merger and Integration Costs. In connection with the Merger, the combined company expects to incur pre-tax merger related costs of $2 million ($1.6 million, after tax), $1.0 million of which is expected to occur at the Effective Date with the remaining $1.0 million to be incurred within the following six months. The estimated costs include $500,000 in severance payments, $200,000 in conversion costs (primarily system reconfiguration and enhancements, customer forms, and other communications), $1.0 million in professional costs (primarily legal and accounting costs, investment banking fees and marketing campaigns), and $300,000 in write-off of duplicate equipment and other capital assets.

     These amounts, net of tax, have been reflected in the Unaudited Pro Forma Combined Balance Sheet as of June 30, 2000. These adjustments are not reflected in the Unaudited Pro Forma Combined Statements of Income, as they are not expected to have a continuing impact on Umpqua. These amounts will be recorded in the financial statements in accordance with generally accepted accounting principles.

     Note C. Capital. In conjunction with the transaction, Umpqua will exchange 0.8135 shares of Umpqua stock for each share of common stock of VRB. VRB had 8,301,361 shares outstanding as of June 30, 2000. The common stock has been adjusted to reflect the stated value of Umpqua stock to be issued, with a related adjustment to retained earnings. Pro forma combined retained earnings reflects the adjustments for anticipated merger-related costs as discussed above.

     Note D. Operating Costs Savings and Revenue Enhancements. Umpqua expects to achieve pre-tax savings of $1.2 million through consolidation of data processing and back office functions, and reduced professional fees.
Approximately $800,000 of the operating cost savings are expected to be achieved by the end of 2001, with the remainder achieved in 2002. In addition, pre-tax revenue enhancement opportunities have been identified amounting to $400,000, less $100,000 related to possible deposit run-off. No adjustment has been included in the unaudited pro forma combined financial information for the anticipated cost savings or revenue enhancements. There can be no assurance that anticipated operating cost savings or revenue enhancements will be achieved in the amounts or at the times anticipated.